UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2004

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and restates in its entirety Item 2.06 of Current Report on Form 8-K filed on December 23, 2004 in connection with, among other things, the impairment of the telecommunications business (Radiodetection) and the industrial tools and hydraulic unit business (Fluid Power) of SPX Corporation (the “Company”) solely for the purpose of reporting the amounts of the impairment charges related to these businesses.  No other changes are being made to the report.

Item 2.06                                             Material Impairments.

In accordance with the Company’s policy, the Company conducts its annual impairment testing of goodwill and indefinite lived intangibles in the fourth quarter in connection with its annual long-range forecasting process.  On December 22, 2004, the Company’s Chief Financial Officer concluded that an impairment of goodwill exists at its telecommunications business (Radiodetection) and its industrial tools and hydraulic unit business (Fluid Power) and that these impairments could result in a material non-cash charge to earnings in the fourth quarter.  On March 1, 2005, after the Company completed the testing procedures, which included appraisals of assets at these businesses, the Chief Financial Officer concluded that the Company would incur a $89.4 million pre-tax non-cash impairment charge for its telecommunications business (Radiodetection) and a $60.3 million pre-tax non-cash impairment charge for its industrial tools and hydraulic unit business (Fluid Power).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: March 3, 2005	By:	/s/ Patrick J. O’Leary
Patrick J. O’Leary
Executive Vice President, Treasurer
and Chief Financial Officer